        As filed with the Securities and Exchange Commission on January 26, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FRANKLIN TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                    95-3733534
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                               733 LAKEFIELD ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361
               (Address of Principal Executive Office) (Zip Code)

                             1986 STOCK OPTION PLAN
                             1988 STOCK OPTION PLAN
                             1993 STOCK OPTION PLAN
                             1994 STOCK OPTION PLAN
                             1998 STOCK OPTION PLAN
                        1998 EXECUTIVE STOCK OPTION PLAN
                           (Full titles of the plans)


                                 FRANK W. PETERS
                               733 LAKEFIELD ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361
                     (Name and address of agent for service)

                                 (805) 373-8688
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                             Proposed Maximum             Proposed Maximum
Title of Securities    Amount to Be           Offering Price             Aggregate Offering       Amount of
 to Be Registered       Registered             Per Share(1)                    Price(1)        Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,
  without par value     4,954,000                 $ .44                      $2,179,760             $605.97
===============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement except as superseded or modified herein: (i) Registrant's Annual Report on Form 10-K for the year ended June 30, 1998, (ii) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, (iii) the description of the Registrant's Common Stock, contained in its Registration Statement on Form 8-A dated October 8, 1997, including any amendment or reports filed for the purpose of updating such description. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post- effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Articles of Incorporation limit the liability of directors to the maximum extent permitted by California law. California law provides that directors of a California corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except for liability as a result of their duty of loyalty to the company for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or stock transactions, unauthorized distributions of assets, loans of corporate assets to an officer or director, unauthorized purchase of shares, commencing business before obtaining minimum capital, or any transaction from which a director derived an improper benefit. Such limitations do not affect the availability of equitable remedies such as injunctive relief or rescission. In addition, the Company's Bylaws provide that the Company must indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by California law. The Company has entered into Indemnification Agreements with each of its officers and directors. At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable

ITEM 8.     EXHIBITS.

             3.1        Amended and Restated Articles of Incorporation of
                        Registrant.(1)

             3.2        Amended and Restated Bylaws of Registrant.(1)

             5.1        Opinion of  Haddan & Zepfel LLP

            23.1        Consent of Corbin & Wertz

            23.2        Consent of Singer Lewak Greenbaum & Goldstein LLP

            24.2        Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

---------------
(1) Incorporated by reference from Registrant's Registration Statement on Form S-1 (No. 333-24791), filed with the Commission on April 9, 1997, and incorporated herein by reference.

ITEM 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on January 26, 1999.

                                               Franklin Telecommunications Corp.


                                               By: /s/ FRANK W. PETERS
                                               ------------------------------
                                                       Frank W. Peters,
                                                       Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Peters his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


 Signature                                   Title                        Date
 ---------                                   -----                        ----
(1) PRINCIPAL EXECUTIVE OFFICER

/s/ FRANK W. PETERS                  President and a Director       January 26, 1999
-------------------------------
    Frank W. Peters


(2) PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

/s/ THOMAS RUSSELL                   Chief Financial Officer        January 26, 1999
-------------------------------         and a Director
    Thomas Russell


(3) DIRECTORS

/s/ PETER S. BUSWELL                 President and a Director       January 26, 1999
-------------------------------
    Peter S. Buswell

/s/ ROBERT S. HARP                   Director                       January 26, 1999
-------------------------------
    Robert S. Harp

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

 3.1      Amended and Restated Articles of Incorporation of Registrant.(1)

 3.2      Amended and Restated Bylaws of Registrant.(1)

 5.1      Opinion of  Haddan & Zepfel LLP

23.1      Consent of Corbin & Wertz

23.2      Consent of Singer Lewak Greenbaum & Goldstein LLP

24.2      Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

----------------
(1) Incorporated by reference from Registrant's Registration Statement on Form S-1 (No. 333-24791), filed with the Commission on April 9, 1997, and incorporated herein by reference.